Exhibit 99.1

Global Oncology Innovator BeiGene Appoints Shalini Sharp to Board of Directors
SAN MATEO, Calif. – (BUSINESS WIRE) – BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160; SSE: 688235), a global oncology company, today announced the appointment of Shalini Sharp to its Board of Directors and as a member of the Board’s Audit Committee, effective September 27, 2024.
“We are fortunate to welcome Shalini to the Board of Directors at this pivotal moment of growth,” said John V. Oyler, Co-Founder, Chairman and CEO of BeiGene. “The Board is looking forward to collaborating with Shalini, whose extensive experience in leading innovative global pharmaceutical companies will be invaluable as we enter new markets, advance our pipeline of groundbreaking cancer therapies, and embark on a transformative growth phase. Her financial expertise and proven success in guiding global enterprises will be instrumental in driving our path to profitability while continuing to deliver impactful medicines to more patients worldwide.”
Ms. Sharp is a leading financial executive with extensive experience in the pharmaceutical and investment banking industries. She currently serves as a board member of Neurocrine Biosciences and Organon & Co. Previously, she served on the boards of Mirati Therapeutics, Sutro Biopharma, Precision Biosciences, Panacea Acquisition Corp., Array Biopharma, and Agenus Inc.
Ms. Sharp previously served as Chief Financial Officer and Executive Vice President at Ultragenyx, as well as Chief Financial Officer and Vice President at Agenus. She previously held positions at Elan Pharmaceuticals, McKinsey & Company, and Goldman Sachs.
“I am honored to join BeiGene’s Board of Directors at a time of rapid global growth for the Company,” said Ms. Sharp. “BeiGene’s commitment to innovation and differentiated mission to lower barriers to access around the world resonate deeply with me, and I’m excited to work with the Board to impact even more patients’ lives.”
Ms. Sharp holds a B.A. and an MBA from Harvard University.
The full Board of Directors list is available on the BeiGene website at https://www.beigene.com/our-company-and-people/leadership-and-board/#CorporateLeaders.
About BeiGene
BeiGene is a global oncology company that is discovering and developing innovative treatments that are more affordable and accessible to cancer patients worldwide. With a broad portfolio, we are expediting development of our diverse pipeline of novel therapeutics through our internal capabilities and collaborations. We are committed to radically improving access to medicines for far more patients who need them. Our growing global team of more than 10,000 colleagues spans five continents. To learn more about BeiGene, please visit www.beigene.com and follow us on LinkedIn, X (formerly known as Twitter), Facebook and Instagram.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the expected contributions of the new board member, BeiGene’s ability to advance its pipeline and progress towards transformative growth and sustainable profitability and BeiGene’s plans, commitments, aspirations, and goals under the caption “About BeiGene”. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeiGene’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeiGene’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; BeiGene’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; BeiGene’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene’s subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Investor Contact	Media Contact
Liza Heapes	Kyle Blankenship
+1 857-302-5663	+1 667-351-5176
ir@beigene.com	media@beigene.com